Exhibit 99.1

News release

Editorial contacts: Michael Moeller, HP +1 650 2363028 michael.moeller@hp.com	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

HP Reports Preliminary Third Quarter 2004 Results

•      Third quarter revenue of $18.9 billion, up 9% year-over-year

•      Non-GAAP operating profit of $846 million; Non-GAAP EPS $0.24

•      GAAP operating profit of $657 million; GAAP EPS $0.19

•      Revenue in Personal Systems grew 19% year-over-year; Imaging & Printing grew 8%; Enterprise Servers and Storage was down 5%; HP Services grew 12%; Software grew 17%

PALO ALTO, Calif., August 12, 2004 — HP today reported preliminary financial results for its third fiscal quarter ended July 31, 2004, including third quarter revenue of $18.9 billion, an increase of 9% year-over-year.

Non-GAAP(1) operating profit was $846 million for the quarter.  Non-GAAP diluted earnings per share (EPS) was $0.24 for the quarter, as compared to $0.23 in the prior year period. Non-GAAP diluted EPS and non-GAAP net earnings include a $142 million adjustment on an after-tax basis, or $0.05 per diluted share.

GAAP operating profit for the quarter was $657 million. GAAP diluted EPS was $0.19 per share, up 90% from $0.10 in the prior year period.

	Q3 FY04	Y/Y Growth	Q3 FY03
Revenue (billions)	$18.9	9%	$17.3
Non-GAAP operating margin(1)	4.5%		4.9%
GAAP operating margin	3.5%		1.7%
Non-GAAP diluted EPS(1)	$0.24		$0.23
GAAP diluted EPS	$0.19	90%	$0.10

(1) All non-GAAP numbers have been adjusted to exclude certain items. A reconciliation of specific adjustments to GAAP results for this quarter and the prior period is included in the table below titled: “Non-GAAP Consolidated Condensed Statement of Earnings.” A description of HP’s use of non-GAAP information is provided under “Use of Non-GAAP Financial Information.”

During the quarter, and on a year-over-year basis, revenue in the Americas grew 4% to $8.4 billion, Europe grew 14% to $7.5 billion, and Asia Pacific grew 11% to $3.0 billion.  On a total company basis, and when adjusted for the effects of currency, third quarter revenue grew 5% year-over-year.

“Although we are satisfied with our performance in Personal Systems, Imaging and Printing, Software and Services, these solid results were overshadowed by unacceptable execution in Enterprise Servers and Storage.  We therefore are making immediate management changes.  We are also accelerating our margin improvement plans in this business.  With these changes, we expect our server and storage business to return to profitability in the fourth quarter,” said Carly Fiorina, HP chairman and chief executive officer.

Technology Solutions Group

The Technology Solutions Group consists of Enterprise Servers and Storage, Software and Services.  The Group reported revenue of $7.0 billion, up 4% from the prior year period.  Operating profit for the quarter totaled $56 million, down $209 million year-over-year.

Enterprise Servers and Storage

Enterprise Servers and Storage reported revenue of $3.4 billion, down 5% year-over-year. Industry standard server revenue grew 2% year-over-year.  Business Critical Server revenue declined 8% year-over-year to $828 million with UNIX revenue up 8%, Alpha down 32%, and Non-stop down 25%.  Total storage revenue totaled $709 million for the quarter, down 15% year-over-year.  Online storage, including EVA and XP enterprise storage, declined 23% year-over-year.  Nearline storage, which includes the tape library business, declined 16% year-over-year.  Enterprise Servers and Storage reported a quarterly operating loss of $208 million, down from a loss of $20 million in the prior year period.

Several factors impacted performance this quarter.  First, in the U.S., a migration to a new order processing and supply chain system was more disruptive than planned. Second, in Europe, results were impacted by channel management issues including channel compensation, overly aggressive discounting and the transition to a centralized claims process.  Third, HP’s storage business was significantly below plan.  Taken together, these issues accounted for this quarter’s shortfall against consensus estimates.  In addition, normal business acceleration toward quarter end was muted.

Software

Software reported record quarterly revenue of $223 million, an increase of 17% year-over-year. HP OpenCall revenue increased 8% over the prior year period. HP OpenView revenue increased 26% year-over-year.  Software reported an operating loss of $45 million, as the company continues to make strategic investments that support the HP Adaptive Enterprise strategy.

HP Services

HP Services revenue grew 12% year-over-year to $3.5 billion reflecting continued strength in Managed Services, which grew 42% year-over-year.  Customer Support grew 7% year-over-year and revenue in Consulting and Integration increased 6%. Operating profit was $309 million, a decrease of $26 million over the prior year and represented 8.9% of revenue.

Personal Systems

Personal Systems revenue totaled $5.9 billion, an increase of 19% year-over-year. Desktop revenue increased 26% year-over-year, while notebook revenue grew 12%. Commercial revenue grew 20% and Consumer revenue grew 19%.  Personal Systems reported an operating profit of $25 million, up from a loss of $56 million in the prior year period.

Imaging and Printing

Imaging and Printing posted record third quarter revenue of $5.6 billion, up 8% year-over-year.  During the quarter HP shipped almost 10 million printers, bringing total shipments to approximately 320 million units worldwide.  Business hardware grew 8% year-over-year driven by strong unit shipments in color and mono lasers, business inkjets and MFPs.  Home hardware decreased 5% with All-in-One unit sales growth offset by declining single-function printers and normal seasonality. Supplies grew 9% fueled by strong growth in color and monochrome laser supplies. Digital Imaging grew 11% as strong digital camera unit shipments helped offset an expected decline in scanner market.  Operating profit of $837 million was also a third quarter record and represented 14.8% of revenue.

Financial Services

HP Financial Services reported revenues of $488 million, up 10% year-over-year, reflecting our highest quarterly revenue in five quarters. Operating profit was $42 million, an increase of $23 million from the prior year period, and represented 8.6% of revenue, the highest level in several years.

Asset Management

Inventory ended the quarter at $6.7 billion, up $472 million from the prior quarter and up $603 million year-over-year.  Trade receivables declined $65 million from the prior quarter to $8.5 billion.  HP’s dividend payment of $0.08 per share in the third quarter resulted in a cash use of $244 million.  In addition, HP repurchased $500 million of stock during the third quarter.  HP exited the quarter with $14.4 billion in gross cash, which includes cash and cash equivalents of $14.0 billion and short- and certain long-term investments of $400 million.

Outlook

HP estimates fourth quarter revenue will be in the range of $21.0 billion to $21.5 billion, and fourth quarter non-GAAP earnings per share will be in the range of $0.35 to $0.39.

The non-GAAP EPS expectations assume after-tax exclusion for fourth quarter charges of approximately $0.05 per share from amortization of purchased intangible assets and acquisition-related charges.

More information on this quarter’s earnings is available on HP’s Investor Relations site at www.hp.com/hpinfo/investor/quarters/quarters.html.

HP Chairman and CEO Carly Fiorina and EVP & CFO Bob Wayman will host a conference call at 5 a.m. PDT on August 12 to review the quarterly results. It is recommended that you dial-in 10 minutes early to avoid registration delays.

* For US/Canada callers, the dial-in number is: 877.503.9347

* For International callers, the dial-in number is: 706.643.0002

No confirmation ID is required.

A digital recording will be available starting two hours after the completion of the conference call through August 26th.  The replay number is: 800.642.1687 for US/Canada callers and 706.645.9291 for International callers. Conference ID # 9416258.

The earnings call is also available via an audio webcast, which is accessible at  http://www.hp.com/hpinfo/investor/financials/quarters/2004/q3webcast.html

A presentation will also be available for downloading on HP’s Investor Relations website at www.hp.com/hpinfo/investor/quarters/quarters.html.

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, personal computing and access devices, global services and imaging and printing. For the four fiscal quarters ended July 31, 2004, HP revenue totaled $78.4 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

Intel and Itanium are registered trademarks of Intel Corp. or its subsidiaries in the United States and other countries.

Use of Non-GAAP Financial Information

To supplement the company’s consolidated condensed financial statements presented on a GAAP basis, HP uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses it believes appropriate to enhance an overall understanding of HP’s past financial performance and also its prospects for the future. These adjustments to HP’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the company’s marketplace performance. For example, the non-GAAP results are an indication of HP’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s core business segment operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they ever materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of earnings, revenue, margins, synergies or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including the execution of restructuring plans and remediation of execution issues; any statements concerning the expected development, performance or rankings of products or services; any statements regarding future economic conditions or performance; statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; performance of contracts by suppliers, customers and partners; the development, performance and market acceptance of products and services; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; the possibility that proposed contracts may not be entered into or ultimately performed on the terms currently contemplated or at all; information technology systems risks and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the period ended April 30, 2004 and reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003. HP assumes no obligation to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

(Unaudited)

(In millions except per share amounts)

	Three months ended
	July 31, 2004	April 31, 2004	July 31, 2003(a)

Net revenue	$18,889	$20,113	$17,348

Costs and expenses:
Cost of sales	14,443	15,045	12,810
Research and development	862	910	895
Selling, general and administrative	2,738	2,816	2,785
Amortization of purchased intangible assets	146	148	141
Restructuring charges	9	38	376
Acquisition-related charges	6	9	40
In-process research and development charges	28	9	—
Total costs and expenses	18,232	18,975	17,047

Earnings from operations	657	1,138	301

Interest and other, net	20	2	10
Gains(losses)on investments and other, net	1	(5)	(24)
Dispute settlement		(70)	—

Earnings before taxes	678	1,065	287

Provision for (benefit from) taxes	92	181	(10)

Net earnings	$586	$884	$297

Net earnings per share:
Basic	$0.19	$0.29	$0.10
Diluted	$0.19	$0.29	$0.10

Cash dividends declared per share	$0.16	$—	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	3,037	3,043	3,048
Diluted	3,057	3,081	3,071

(a)          Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

(Unaudited)

(In millions except per share amounts)

	Nine months ended July 31, 2004
	2004	2003(a)

Net revenue	$58,516	$53,208

Costs and expenses:
Cost of sales	44,052	39,054
Research and development	2,647	2,744
Selling, general and administrative	8,273	8,305
Amortization of purchased intangible assets	438	420
Restructuring charges	101	610
Acquisition-related charges	30	252
In-process research and development charge	37	—
Total costs and expenses	55,578	51,385

Earnings from operations	2,938	1,823

Interest and other, net	33	41
Gains (losses) on investments and other, net	5	(41)
Dispute settlement	(70)	—

Earnings before taxes	2,906	1,823

Provision for taxes	500	146

Net earnings	$2,406	$1,677

Net earnings per share:
Basic	$0.79	$0.55
Diluted	$0.78	$0.55

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	3,043	3,048
Diluted	3,077	3,063

(a)          Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

NON-GAAP CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

Excluding adjustments itemized below

(Unaudited)

(In millions except per share amounts)

	Three months ended
	July 31, 2004	April 30, 2004	July 31, 2003(a)

Net revenue	$18,889	$20,113	$17,348

Costs and expenses:
Cost of sales	14,443	15,045	12,810
Research and development	862	910	895
Selling, general and administrative	2,738	2,816	2,785
Total costs and expenses	18,043	18,771	16,490

Non-GAAP earnings from operations	846	1,342	858

Interest and other, net	20	2	10
Dispute settlement	—	(70)	—

Non-GAAP earnings before taxes	866	1,274	868

Provision for taxes	138	242	168

Non-GAAP net earnings	$728	$1,032	$700

Non-GAAP net earnings per share:
Basic	$0.24	$0.34	$0.23
Diluted	$0.24	$0.34	$0.23

Weighted-average shares used to compute non-GAAP net earnings per share:
Basic	3,037	3,043	3,048
Diluted	3,065	3,081	3,079

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	$586	$884	$297

Amortization of purchased intangible assets	146	148	141
Restructuring charges	9	38	376
Acquisition-related charges	6	9	40
In-process research and development charge	28	9	—

Total non-GAAP adjustments to earnings from operations	189	204	557

(Gains) losses on investments and other, net	(1)	5	24
Income tax effect of reconciling items	(46)	(61)	(178)

Non-GAAP net earnings	$728	$1,032	$700

(a)            Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

NON-GAAP CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

(Unaudited)

(In millions except per share amounts)

	Nine months ended July 31,
	2004	2003(a)

Net revenue	$58,516	$53,208

Costs and expenses:
Cost of sales	44,052	39,054
Research and development	2,647	2,744
Selling, general and administrative	8,273	8,305
Total costs and expenses	54,972	50,103

Non-GAAP Earnings from operations	3,544	3,105

Interest and other, net	33	41
Dispute settlement	(70)	—

Non-GAAP Earnings before taxes	3,507	3,146

Provision for taxes	667	692

Net earnings	$2,840	$2,454

Net earnings per share:
Basic	$0.93	$0.81
Diluted	$0.92	$0.80

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	3,043	3,048
Diluted	3,077	3,070

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	$2,406	$1,677

Amortization of purchased intangible assets	438	420
Restructuring charges	101	610
Acquisition-related charges	30	252
In-process research and development charge	37	—

Total non-GAAP adjustments to earnings from operations	606	1,282

(Gains) losses on investments and other, net	(5)	41
Income tax effect of reconciling items	(167)	(415)
Non-recurring income tax benefit	—	(131)

Non-GAAP net earnings	$2,840	$2,454

(a)          Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEET

(In millions)

	July 31, 2004	October 31, 2003(a)
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$13,985	$14,188
Short-term investments	311	403
Accounts receivable, net	8,465	8,921
Financing receivables, net	2,923	3,026
Inventory	6,745	6,065
Other current assets	8,283	8,351

Total current assets	40,712	40,954

Property, plant and equipment, net	6,245	6,482

Long-term financing receivables and other assets	7,678	8,030

Goodwill and purchased intangibles, net	19,746	19,250

Total assets	$74,381	$74,716

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and short-term borrowings	$2,212	$1,080
Accounts payable	8,483	9,285
Employee compensation and benefits	1,600	1,755
Taxes on earnings	1,388	1,599
Deferred revenue	4,236	3,665
Accrued restructuring	256	709
Other accrued liabilities	8,603	8,545

Total current liabilities	26,778	26,638

Long-term debt	4,907	6,494
Other liabilities	3,985	3,838

Stockholders’ equity	38,711	37,746

Total liabilities and stockholders’ equity	$74,381	$74,716

(a)          Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

(In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below, which includes a reconciliation to our consolidated condensed statement of earnings:

	Three months ended
	July 31, 2004	April 30, 2004	July 31, 2003(a)

Net revenue:

Enterprise Storage and Servers	$3,352	$3,979	$3,516
Software	223	222	190
HP Services	3,466	3,492	3,097
Technology Solutions Group	7,041	7,693	6,803
Imaging and Printing Group	5,648	6,098	5,226
Personal Systems Group	5,904	5,991	4,955
Financing	488	469	442
Corporate Investments	114	114	88
Total segments	19,195	20,365	17,514

Eliminations of intersegment net revenue and other	(306)	(252)	(166)

Total HP Consolidated	$18,889	$20,113	$17,348

Earnings from operations:

Enterprise Storage and Servers	$(208)	$120	$(20)
Software	(45)	(49)	(50)
HP Services	309	329	335
Technology Solutions Group	56	400	265
Imaging and Printing Group	837	953	745
Personal Systems Group	25	45	(56)
Financing	42	35	19
Corporate Investments	(52)	(48)	(37)
Total segments	908	1,385	936

Corporate and unallocated costs, and eliminations	(62)	(43)	(78)
Restructuring charges	(9)	(38)	(376)
Amortization of purchased intangible assets	(146)	(148)	(141)
Acquisition-related charges	(6)	(9)	(40)
In-process research and development charges	(28)	(9)	—
Interest and other, net	20	2	10
Gains (losses) on investments and other, net	1	(5)	(24)
Dispute Settlement	—	(70)	—

Total HP Consolidated Earnings Before Taxes	$678	$1,065	$287

(a)          Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

(In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below, which includes a reconciliation to our consolidated condensed statement of earnings.

	Nine months ended July 31,
	2004	2003(a)

Net revenue:

Enterprise Storage and Servers	$11,048	$10,747
Software	645	553
HP Services	10,119	9,112
Technology Solutions Group	21,812	20,412
Imaging and Printing Group	17,656	16,336
Personal Systems Group	18,082	15,224
Financing	1,398	1,460
Corporate Investments	330	248
Total segments	59,278	53,680

Eliminations of intersegment net revenue and other	(762)	(472)

Total HP Consolidated	$58,516	$53,208

Earnings from operations:

Enterprise Storage and Servers	$66	$11
Software	(140)	(168)
HP Services	896	971
Technology Solutions Group	822	814
Imaging and Printing Group	2,758	2,581
Personal Systems Group	132	—
Financing	106	54
Corporate Investments	(135)	(128)
Total segments	3,683	3,321

Corporate and unallocated costs, and eliminations	(139)	(216)
Restructuring charges	(101)	(610)
Amortization of purchased intangible assets	(438)	(420)
Acquisition-related charges	(30)	(252)
In-process research and development charge	(37)	—
Interest and other, net	33	41
Gains (losses) on investments and other, net	5	(41)
Dispute settlement	(70)	—

Total HP Consolidated Earnings Before Taxes	$2,906	$1,823

(a)          Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.